Exhibit 4.5-B

                              CERTIFICATE OF TRUST
                                       OF
                          GULF POWER CAPITAL TRUST III


         THIS CERTIFICATE OF TRUST of Gulf Power Capital Trust III (the "Trust"), dated November 26, 1997, is being duly executed and filed by the undersigned, as trustee of the Trust, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).

         1. Name. The name of the business trust being formed hereby is Gulf Power Capital Trust III.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.

         3. Effective Date. This Certificate of Trust shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                   CHASE MANHATTAN BANK DELAWARE,
                                   as Delaware Trustee


                                   By:      /s/John J. Cashin
                                            Name:    John J. Cashin
                                            Title:   Vice President